UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016 (November 29, 2016)

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-199129 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2016, the board of directors (the “Board”) of Inland Residential Properties Trust, Inc. (the “Company”) appointed Meredith W. Mendes as a member of the Board to fill the vacancy created by the passing of Donald E. Tolva on October 9, 2016. The Board also appointed Ms. Mendes as a member of the nominating and corporate governance committee and a member of the audit committee. Information regarding Ms. Mendes is provided below. Ms. Mendes was not elected pursuant to any arrangement or understanding between herself and any other person, and the Board affirmatively determined that Ms. Mendes has no direct or indirect material relationship with the Company and qualifies as an independent director as defined in the Company’s Articles of Amendment and Restatement, as amended.

Ms. Mendes, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the employee and director incentive restricted share plan. The Company pays to each of its independent directors a retainer of $20,000 per year plus $1,000 for each board meeting the director attends in person ($500 for each board committee meeting) and $500 for each board meeting the director attends by telephone ($350 for each board committee meeting). The Company’s independent directors may elect to receive their annual retainer in cash, unrestricted Class A Shares, or both. Under the employee and director incentive restricted share plan, Ms. Mendes will be entitled to receive an award of 219.20 restricted shares of Class A common stock on the date of each annual stockholders’ meeting. Restricted stock issued to independent directors pursuant to such automatic grants will vest over a three-year period following the date of grant in increments of 33-1/3% per annum.

Meredith W. Mendes

Meredith Wise Mendes, 57, served as an independent director of IRC Retail Centers Inc. (f/k/a Inland Real Estate Corporation) from August 2014 to March 2016, a member of the audit and nominating and corporate governance committees from August 2014 to March 2016 and a member of the compensation committee from June 2015 to March 2016. Ms. Mendes also served as an independent member of the board of directors and was a member of the financial review (formerly audit) and compensation committee of C-Line Products, Inc. from March 1999 to March 2016 and was an inside board member of several past employers. Since October 2005 she has served as executive director and chief operating officer of Jenner & Block LLP, a law firm with approximately 550 attorneys and offices in Chicago, London, Los Angeles, New York and Washington, D.C., where she has responsibility for firm-wide operations relating to finance, facilities and real estate, technology, human resources and other support functions. Prior to joining Jenner & Block in 2005, Ms. Mendes served as executive vice president and worldwide chief financial officer of Daniel J. Edelman, Inc. (from June 1999 to October 2005); held various chief financial officer positions; served as an investment banker; and started her career in 1983 as a practicing attorney in corporate and public finance. Ms. Mendes has been engaged in financing, construction, leasing and management of commercial real estate for over 25 years. She is an Illinois licensed public accountant, earned an MBA with a finance concentration from the University of Chicago Booth (formerly Graduate) School of Business and a JD from Harvard Law School. She is a Magna Cum Laude graduate of Brown University where she was elected to Phi Beta Kappa and received history department honors. She is an Audit Committee Financial Expert, an NACD Board Leadership Fellow and attended the Kellogg School of Management Women’s Director Development Program. Ms. Mendes is a member of the University of Chicago Women’s Board where she serves on the engagement and grants committees, and is a trustee, chair of the compensation committee and a member of the audit committee of The Chicago Academy of Sciences and its Peggy Notebaert Nature Museum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	December 5, 2016	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title:	Vice President, Treasurer and Chief Accounting Officer